EXHIBIT 99.1


John D. Milton, Jr.                      904/355-1781, Ext. 258
Executive Vice President, Treasurer & CFO


         FLORIDA ROCK INDUSTRIES, INC. ANNOUNCES RECORD
             FOURTH QUARTER AND FISCAL 2005 RESULTS

Jacksonville, Florida: November 30, 2005 - Florida Rock Industries, Inc. (NYSE-FRK) today announced record net sales, record net earnings and record diluted earnings per share for the fourth quarter and fiscal year ended September 30, 2005. Fourth quarter net earnings increased to $46,548,000 compared to $23,995,000 for the 2004 hurricane affected fourth quarter. Fourth quarter earnings included $139,000 of after-tax real estate gains and $2,346,000 of after-tax real estate gains from a litigation settlement, offset by a $723,000 accrual of an additional reclamation liability (after tax) for a closed quarry site. Last year's fourth quarter included $190,000 of after tax real estate gain. For the full year, net earnings improved to $157,653,000 versus $113,670,000 in 2004.

Diluted earnings per share for fourth quarter 2005 were $.69  per
share  versus  $.36 per share for fourth quarter 2004.   For  the
year, earnings per diluted share increased 37.2% to $2.36 per share versus $1.72 per share for fiscal 2004.

Fourth Quarter Results. For the fourth quarter ended September 30, 2005, total sales increased 35.2% to $328,460,000 from last year's hurricane impacted $242,876,000. Gross profit for the fourth quarter also rose to $102,066,000 from the fourth quarter 2004 level of $61,087,000, an increase of 67% despite much higher fuel, coal and electricity costs. Fourth quarter 2005 operating profit was $69,808,000 versus $36,697,000 in fourth quarter 2004, up 90.2%. Despite a higher effective income tax rate, net income increased 94.0% to $46,548,000 in 2005 versus $23,995,000 last year. Volumes and prices were up in all segments when compared to the last quarter of 2004.

Fiscal Year Results. Fiscal 2005 as a whole was a record performance with volume, revenue and profitability growth in all three business segments. Fiscal 2005 revenues were a record $1,153,452,000, up 21.6% from $948,519,000 in fiscal 2004. The percentage improvement in gross profit was even better at 37.6% with $351,242,000 compared to fiscal 2004's $255,202,000. The
Company achieved record operating profit of $249,473,000 for fiscal 2005 versus fiscal 2004 operating profit of $175,928,000, a year over year improvement of 41.8%. At the bottom line, fiscal 2005 net income was a record $157,653,000 versus fiscal 2004 net income of $113,670,000, a 38.7% year over year improvement.

Selling, general and administrative expenses ("SG&A Expenses") decreased to 9.4% of sales during fiscal 2005 as compared to 9.7% for fiscal 2004. Although the profit sharing component


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of the SG&A expenses increased substantially year over year, the substantial growth in revenues outpaced the percentage growth in SG&A expenses again.

Commenting on the fourth quarter and fiscal 2005 results, President and CEO, John Baker, stated, "Our 2005 results proved to be another record as we enjoyed a 39% increase in earnings year over year without benefit of an acquisition like we had in 2004 from the cement terminals at Tampa and Port Manatee. While our markets have certainly continued to be quite strong, our Florida Rock people have done a great job enabling our businesses to profit from these market opportunities. We recognize their tremendous efforts and thank them all for their contributions."

Subsequent  Events.   Hurricane Wilma  dealt  our  south  Florida
operations a significant blow in October, but repairs are now complete and volumes now appear to be back to pre-hurricane levels.

Outlook.   Residential  construction  in  the  Company's  markets
continues to show strength, if not growth, and non-residential and highway opportunities appear to be improving slightly.

The Company also will host a conference call at 10:00 a.m. E.ST. Thursday, December 1, 2005. Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-682-4386 (security code FLORIDA ROCK), or via the Internet through the Conference America, Inc. website at http://www.yourcall.com/real/players/frk120105.smil or via the Company's website at www.flarock.com. If using the Company's website, click on Investor Relations - Florida Rock Industries, Inc. Conference Stream. There will be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission


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                  FLORIDA ROCK INDUSTRIES, INC.
           Summary of Consolidated Sales and Earnings
         (Amounts in thousands except per share amounts)
                           (Unaudited)

      FOR THE QUARTER AND TWELVE MONTHS ENDED SEPTEMBER 30



                                 Three Months Ended   Twelve Months Ended

                                 2005         2004      2005         2004
                                 ----         ----      ----         ----
Net Sales                        320,754      237,192   1,126,608    926,609
Freight Revenues                   7,706        5,684      26,844     21,910
                                 -------      -------   ---------    -------
     Total Sales                 328,460      242,876   1,153,452    948,519
Gross Profit                     102,066       61,087     351,242    255,202
Operating Profit                  69,808       36,697     249,473    175,928
Interest Income/Expense (net)        224         (274)       (295)    (1,340)
Other Income/Expense (net)         4,775          973       6,454      3,365
Income before taxes               74,807       37,396     255,632    177,953
Net Income                        46,548       23,995     157,653    113,670
Earnings per common share:
Basic                              $ .71        $ .37       $2.41       1.75
Diluted                            $ .69        $ .36       $2.36       1.72
Weighted average shares
  outstanding:
Basic                             65,499       64,958      65,306     64,810
Diluted                           67,083       66,317      66,764     66,133


                  FLORIDA ROCK INDUSTRIES, INC.
                       Balance Sheet Data
                     (Amounts in thousands)
                           (Unaudited)

                                    September 30, 2005   September 30, 2004
Cash and cash equivalents                       68,921               45,891
Accounts receivable, net                       146,501              107,000
Inventories                                     43,682               35,100
Other current assets                             7,721               10,345
Property, plant and equipment, net             578,500              520,959
Other non-current assets                       207,666              215,634
                                               -------              -------

  Total Assets                               1,052,991              934,929
                                             =========              =======

Current liabilities                            145,280              158,901
Long-term debt (excluding current maturities)   18,437               41,927
Deferred income taxes                           87,789               79,181
Other non-current liabilities                   53,552               34,040
Shareholders' equity                           747,933              620,880
                                               -------              -------
  Total Liabilities and Shareholders' Equity 1,052,991              934,929
                                             =========              =======


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                  FLORIDA ROCK INDUSTRIES, INC.
                        Business Segments
                     (Amounts in thousands)
                           (Unaudited)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products. All of the company's operations are located in the Southeastern and Mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:



                                   Three Months Ended      Twelve Months Ended
                                      September 30             September 30

                                    2005        2004         2005         2004
                                    ----        ----         ----         ----

Net Sales, excluding freight
   Aggregates                       91,383      74,126       325,254      291,550
   Concrete products               212,077     149,664       728,272      575,053
   Cement and calcium               54,370      38,236       206,254      164,251
   Inter-segment sales             (37,076)    (24,834)     (133,172)    (104,245)
                                   -------     -------       -------      -------

Total Net Sales, excluding freight 320,754     237,192     1,126,608      926,609
                                   =======     =======     =========      =======
Operating Profit
   Aggregates                       23,608      16,227        94,552       87,518
   Concrete products                37,109      14,784       118,116       60,009
   Cement and calcium               11,941       9,712        57,336       46,123
   Corporate overhead                (2850)     (4,026)      (20,576)     (17,722)
                                    ------      ------       -------       ------

Total Operating profit              69,808      36,697       249,473      175,928
                                    ======      ======       =======      =======


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